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CUSIP NO.  282577105                     13G                   PAGE 7 OF 8 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G


                                 JULY 11, 1997



         MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



    MORGAN STANLEY ASSET MANAGEMENT INC.

BY: /s/ Donald P. Ryan
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    Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.




    MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY: /s/ Bruce Bromberg
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    Bruce Bromberg / Morgan Stanley & Co. Incorporated